                                  Exhibit 32(b)
                      18 U.S.C. Section 1350 Certification

I hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Cecil Bancorp, Inc. ("Bancorp") for the quarterly period ended September 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Bancorp.


Date: November 3, 2005
/s/ Robert Lee Whitehead
------------------------------------------
Robert Lee Whitehead
Vice President and Chief Financial Officer
(Principal Financial Officer)




















                                 Page 23 of 23